Exhibit 99

Contacts:	Pelican Financial, Inc. - Howard Nathan, CFO - 734 662-9733
Marcotte Financial Relations - Mike Marcotte - 248 656-3873

Pelican Financial, Inc. Reports Q3 Profit.

Assets and Core Deposits Rise.

Six Branches Now Open.	For Immediate Release

ANN ARBOR, Mich., NAPLES, Fl., Nov. 3, 2004 — Pelican Financial, Inc. (AMEX: PFI), the holding company for Pelican National Bank, posted improved results for the third quarter and nine months ended September 30, 2004, Charles C. Huffman, President and CEO, announced today.

Pelican National Bank, headquartered in Naples, Fla., is a full-service community bank serving the consumer and commercial segments from six branch offices in Naples, Bonita Springs, Cape Coral, Fort Myers, Fort Myers Beach, and San Carlos.

Pelican Financial, Inc. has completed its previously announced spin-off of Washtenaw Mortgage Company into a separate, publicly held corporation, The Washtenaw Group, Inc., trading under the symbol TWH. The spin-off was effective at the close of business December 31, 2003.

Third-quarter results.          The Corporation posted net income of $155,814, or $0.03 per share, for the third quarter of 2004, compared with a year-earlier net loss from continuing operations of $370,278, or $0.08 per share. Net interest income was off marginally, from a 5% reduction in loans, and margin compression from the low interest-rate environment. Noninterest income was up 22 fold, chiefly reflecting higher bank service charges and fees, and gains from the sale of securities, as the Bank repositions assets to improve yield and enhance liquidity. Results also included a credit of $300,000 to the loan-loss reserve, due to improved loan quality. Deposits rose 35% from the year-earlier period, from the push to increase core deposits and the opening of three new branch offices.

Nine-month results. The Corporation recorded a net loss of $75,827, or $0.02 per share, compared with a net loss from continuing operations of $255,027, or $0.06 per share, for the first three quarters of 2003.  Net interest income was off 10%. A modest rise in total interest income was offset by a 35% increase in total interest expense, chiefly from higher deposits. Noninterest income rose 48%, principally from gains from the sales of securities.  Noninterest expense rose about 9%, mainly from new-branch and personnel increases. PNB currently has 75 employees, up 25% from 60 employees at the close of Q3-2003, and six branches, compared with three a year ago. Results for the nine-months were aided by a credit of $225,000 to the loan-loss reserve, as noted above.

The balance sheet saw growth. For the year, total assets were up 17% to $258,883,869; loans receivable stood at $105,701,195, off 5%, due to loan-refinancing run-off; and deposits jumped 20% to $229,917,791.

Mr. Huffman said, “We have made considerable progress for the year, despite our operating numbers and weather conditions in Florida.

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“We have opened four new branches in the past year and half. The new branches are performing well and increasing market presence, name recognition, and franchise value.

“We are building core deposits. This has marginally increased deposit costs, but positions us to fund expected loan growth.

“Operating results at the Bank were generally positive. Both total interest income and total noninterest income were up. Our noninterest expense rose from the planned growth of our branch network.

“We are adding quality loans and generating substantial loan production. However, much of the new-loan growth has been offset by loan refinancing run-off, which will subside with rising interest rates. The recent rate hikes by the Federal Reserve are expected to benefit our net interest margin on many of our commercial loans.

“Additionally, Howard B. Montgomery joined us as our new president at the start of the fourth quarter. Mr. Montgomery has two decades of banking experience and is a former member of the Federal Reserve Bank’s 5th District Operations Advisory Committee.  Mr. Montgomery replaces Michael N. Clemens who retired September 30, 2004.

“Overall, we remain optimistic about the markets that we are in and about our future in those markets.”

Safe Harbor. This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Among these risks are regional and national economic conditions, competitive and regulatory factors, legislative changes, mortgage-interest rates, cost and availability of borrowed funds, our ability to sell mortgages in the secondary market, and housing sales and values. These risks and uncertainties are contained in the Corporation’s filings with the Securities and Exchange Commission, available via EDGAR. The Company assumes no obligation to update forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such forward-looking statements.

(financial schedules follow)

PELICAN FINANCIAL, INC.

Consolidated Balance Sheets

	September 30, 2004	December 31, 2003
	(Unaudited)
ASSETS
Cash and cash equivalents
Cash and due from banks	$7,814,919	$6,354,416
Interest-bearing deposits	—	45,639,288
Federal funds sold	80,879,303	3,426,013
Total cash and cash equivalents	88,694,222	55,419,717
Securities available for sale	58,246,626	49,729,994
Federal Reserve & Federal Home Loan Bank Stock	1,192,200	949,000
Loans held for sale	—	141,200
Loans receivable, net	104,763,310	109,798,257
Other real estate owned	—	332,857
Premises and equipment, net	3,648,170	2,658,018
Other assets	2,339,341	2,486,592

	$258,883,869	$221,515,635

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest-bearing	$66,003,472	$74,004,969
Interest-bearing	163,914,319	117,907,625
Total deposits	229,917,791	191,912,594
Note payable	—	291,665
Federal Home Loan Bank borrowings	12,000,000	12,000,000
Other liabilities	328,918	421,088
Total liabilities	242,246,709	204,625,347

Shareholders’ equity
Preferred stock, 200,000 shares authorized; none outstanding	—	—
Common stock, $.01 par value 10,000,000 shares authorized; 4,490,158 and 4,488,351 outstanding at September 30, 2004 and December 31, 2003	44,902	44,884
Additional paid in capital	15,574,809	15,568,593
Retained earnings	1,107,719	1,183,546
Accumulated other comprehensive income (loss), net of tax	(90,270)	93,265
Total shareholders’ equity	16,637,160	16,890,288

	$258,883,869	$221,515,635

PELICAN FINANCIAL, INC.

Consolidated Statements of Income and Comprehensive Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Interest income
Loans, including fees	$1,810,314	$2,192,205	$5,712,140	$7,077,306
Investment securities, taxable	853,184	80,333	2,124,366	284,594
Federal funds sold and overnight accounts	82,480	152,285	254,308	397,302
Total interest income	2,745,978	2,424,823	8,090,814	7,759,202
Interest expense
Deposits	1,016,584	574,782	2,883,814	1,707,516
Other borrowings	164,603	267,825	490,459	800,869
Total interest expense	1,181,187	842,607	3,374,273	2,508,385
Net interest income	1,564,791	1,582,216	4,716,541	5,250,817
Provision for loan losses	(300,000)	518,000	(225,000)	888,000
Net interest income after provision for loan losses	1,864,791	1,064,216	4,941,541	4,362,817
Noninterest income
Gain on sales of securities, net	310,456	—	313,315	129,360
Service charges on deposit accounts	52,303	40,950	118,793	141,159
Gain on sale of loans, net	4,587	21,240	24,345	92,044
Net gain (loss) on foreclosed assets and other income	36,262	(43,968)	105,657	16,554
Total noninterest income	403,608	18,222	562,110	379,117
Noninterest expense
Compensation and employee benefits	1,032,321	834,957	2,899,231	2,718,447
Occupancy and equipment	352,557	254,809	939,756	730,574
Legal	67,886	86,368	175,336	288,727
Accounting and auditing	52,620	51,234	143,770	116,178
Data processing	69,669	30,511	161,301	88,178
Marketing and advertising	22,652	27,266	80,257	118,123
Loan and other real estate owned	70,590	53,861	272,229	360,360
Other noninterest expense	363,442	303,885	944,801	705,770
Total noninterest expense	2,031,737	1,642,891	5,616,681	5,126,357
Income (loss) from continuing operations before income taxes	236,662	(560,453)	(113,030)	(384,423)
Income tax expense (benefit)	80,848	(190,175)	(37,203)	(129,396)
Income (loss) from continuing operations	$155,814	$(370,278)	$(75,827)	$(255,027)
Discontinued operations:
Income from operations of discontinued mortgage subsidiary	—	5,660,786	—	14,900,192
Income tax	—	1,916,412	—	5,082,920
Income from discontinued operations	—	3,744,374	—	9,817,272
Net income (loss)	$155,814	$3,374,096	$(75,827)	$9,562,245
Basic earnings (loss) per share from continuing operations	$0.03	$(0.08)	$(0.02)	$(0.06)
Basic earnings per share from discontinued operations	—	0.84	—	2.21
Basic earnings (loss) per share	$0.03	$0.76	$(0.02)	$2.15

Diluted earnings (loss) per share from continuing operations	$0.03	$(0.08)	$(0.02)	$(0.06)
Diluted earnings per share from discontinued operations	—	0.83	—	2.19
Diluted earnings (loss) per share	$0.03	$0.75	$(0.02)	$2.13

Comprehensive income (loss)	$685,552	$3,203,071	$(259,362)	$9,372,055